SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 5, 2010 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

5900 Princess Garden Parkway,
7th Floor
Lanham, Maryland 20706
(Address of principal executive offices)

(301) 306-1111
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      Entry Into Material Definitive Agreement

       On April 5, 2010, Radio One issued a corrected press release setting forth the results for its fourth quarter ended December 31, 2009 (the “Corrected Press Release”).  In the Corrected Press Release, as well as in the original press release, Radio One noted that subsequent to December 31, 2009, it had determined that certain of its subsidiaries identified as guarantors its financial statements did not have requisite guarantees filed with the trustee as required under the terms of the relevant indentures (the “Non-Joinder of Certain Subsidiaries”).  The Non-Joinder of Certain Subsidiaries caused a non-monetary, technical default under the terms of the indentures at December 31, 2009, causing a non-monetary, technical cross-default at December 31, 2009 under the terms of the Company’s Credit Agreement dated as of June 13, 2005 (the “Credit Agreement”).  Radio One has since joined the relevant subsidiaries as guarantors under the indentures (the “Joinder”).  Further, on March 30, 2010, Radio One entered into a third amendment (the “Third Amendment”) to the Credit Agreement.  The Third Amendment provided for, among other things: (i) a $100.0 million revolver commitment reduction under the bank facilities; (ii) a 1.0% floor with respect to any loan bearing interest at a rate determined by reference to the adjusted London Interbank Offered Rate ("LIBOR"); (iii) certain additional collateral requirements; (iv) certain limitations on the use of proceeds from the revolving loan commitments; (v) the addition of Interactive One, LLC as a guarantor of the loans under the Credit Agreement and under the notes governed by the Company's 2001 and 2005 senior subordinated debt documents; (vi) the waiver of the technical cross-defaults that existed as of December 31, 2009 and through the date of the amendment arising due to the Non-Joinder of Certain Subsidiaries; and (vii) the payment of certain fees and expenses of the lenders in connection with their diligence in connection with the amendment.  With the Joinder and waivers included in the Third Amendment, Radio One believes it is currently in compliance with all of its debt covenants.

      A copy of the Third Amendment and the Joinders are included as exhibits to the Company’s Form 10K for the year ended December 31, 2009.

ITEM 2.02.                      Results of Operations and Financial Condition.

     On April 5, 2010, Radio One, Inc. issued a corrected press release setting forth the results for its fourth quarter ended December 31, 2009.  A copy of the corrected press release is attached as Exhibit 99.1.

     The corrected press release replaces in its entirety that press release dated March 30, 2010.   The correct press release differs from the March 30, 2010 press release in that the two line items have changed on selected balance sheet data of the press release. Total liabilities were approximately $787.5 million, a decrease of approximately $2.8 million from the $790.3 million originally reported while total stockholders’ equity was approximately $242.1 million, an increase of approximately $2.8 million from the $239.3 million originally reported. No other item or number has changed since the original press release.

ITEM 9.01.                      Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Corrected Press release dated October April 5, 2010: Radio One, Inc. Reports Fourth Quarter Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
April 5, 2010	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer